Exhibit 10.2

CONSULTING AGREEMENT

This agreement (the “Agreement”) is entered into effective as of September 8, 2026 (the “Effective Date”), between Sera Prognostics Inc. (the “Company”), with a business address at 2749 East Parleys Way, Suite 200, Salt Lake City, UT 84109, and Austin Aerts (the “Consultant”). Company and Consultant may be referred to herein individually as a “Party” or collectively as “the Parties.”

WHEREAS, Consultant served as the Chief Financial Officer of the Company pursuant to that certain Amended and Restated Employment Agreement dated March 16, 2026 (the “Employment Agreement”);

WHEREAS, Consultant’s employment under such Employment Agreement is terminated as of the Effective Date; and

WHEREAS, the Parties further deem it in their mutual best interests to enter into a consulting arrangement for a limited period of time following the termination of Consultant’s employment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and undertakings set out below, the Parties herby agree as follows:

1. Term. This Agreement will be eﬀective as of the Eﬀective Date and will continue in eﬀect until twelve (12) months after the Effective Date (the “Term”). Either Party may terminate this Agreement at any time with or without cause upon thirty (30) days written notice to the other Party; provided, that the Company may terminate this Agreement immediately upon Consultant’s breach of this Agreement. The provisions of Sections 5, 6, 7, 8, 9, 10 and 11 shall survive any termination or expiration of this Agreement.

2. Services. The services provided by Consultant under this Agreement (the “Services”) are set forth in one or more Statements of Work in Exhibit A. Consultant will be reasonably available to consult by phone or in person at Company, or another mutually agreeable site.

3. Entire Agreement. Except for the continued vesting of equity during the Term as provided for in Section 4 herein, and except for (a) the continuation of the confidentiality provisions of the Employment Agreement respecting information provided to Consultant during the term of the Employment Agreement and (b) provisions in the Employment Agreement relating to post-termination rights and severance benefits, this Agreement (c) sets forth the entire agreement between Company and Consultant with regard to the Services and to the Consultant’s relationship to the Company; and (d) supersedes all previous agreements and understandings between the Parties, including but not limited to the Employment Agreement. This Agreement may be modified or amended only by an agreement in writing signed by both Company and Consultant.

4. Compensation.

(a) Company will pay Consultant for Services rendered as set forth in Exhibit A. Company will reimburse Consultant for Consultant’s reasonable out-of-pocket expenses actually incurred, including travel expenses, subject to advance written approval by Company. Reasonable out-of-pocket travel expenses do not include first-class travel or equivalent. Consultant will be responsible for payment of all federal, state and local tax obligations that arise from payments under this Agreement. Consultant will invoice Company not less often than once per quarter for Services actually rendered, which shall include a detailed description of the Services rendered, dates on which such Services were rendered, hours worked on each project, detailed documentation of all expenses, and Consultant’s billing address and Social Security Number/Federal Tax ID number (if applicable). Company will not be required to reimburse any expenses not documented with a receipt.

(b) During employment with the Company, Consultant was granted options to purchase shares of the Company’s common stock and restricted stock units (“RSUs”) (such options and RSUs, collectively the “Equity”) pursuant to the Company’s Employee, Director and Consultant Equity Incentive Plans in effect on the date of each Equity grant (the “Plans”). Such Equity has various vesting schedules, under which some Equity has vested and other Equity has not yet vested as of the Eﬀective Date. The Parties agree that effective as of the Effective Date (i) Consultant is and shall be deemed a “consultant” in service with the Company throughout the term of this Agreement for the purposes of any Plan applicable to any Equity, and (ii) based on the foregoing and on the effectiveness of this Agreement upon termination of employment, leaving no gap in service, all Equity not vested as of the Effective Date or by operation of Consultant’s employment termination shall continue to vest under the applicable Plan throughout the Term of this Agreement. Consultant acknowledges and agrees that any Equity that is currently an incentive stock option under Section 422 of the Internal Revenue Code exercised more than three (3) months after the Eﬀective Date will result in the option being treated as a non-qualified stock option for tax purposes.

5. Confidentiality. During Consultant’s employment the Company has, and during the Term of this Agreement the Company may, disclose certain information concerning its business, products, services, proposed new products, proposed new services, technology, research results, designs, techniques, formulas, computer programs, and other information and materials which embody trade secrets or other technical or business information which is confidential and proprietary to Company and which is not generally known to the public (collectively “Confidential Information”). Consultant agrees not to disclose to any third party or otherwise make use of any Confidential Information other than to perform Services for Company under this Agreement, without Company’s prior written consent, which consent may be withheld in the sole discretion of Company. If Consultant is in doubt as to whether certain information is considered confidential by Company, Company, upon request, shall advise Consultant whether such information is confidential. The obligations under this paragraph will survive termination of this Agreement. Consultant shall assume full responsibility and liability to Company for any unauthorized use or disclosure of any Confidential Information by Consultant. Consultant also hereby acknowledges that Company, at least by virtue of this Agreement, has informed Consultant, in accordance with 18 U.S.C. § 1833(b), that Consultant may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret where the disclosure is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

6. Ownership of Work Products and Intellectual Property. Consultant hereby assigns, transfers and conveys, and agrees to assign, transfer and convey, to Company, exclusively and perpetually, all right, title and interest throughout the world which Consultant has, may have or may be deemed to have in, and Company shall have complete and exclusive ownership of, all ideas, discoveries, inventions, deliverables and work product, including all materials, produced or conceived or reduced to practice by Consultant pursuant to this Agreement (the “Work Product”). All Work Product, including but not limited to compositions of matter, processes, machinery and apparatus, and uses thereof, which Consultant may develop, improve, discover or invent as a result of the Services, shall be the sole property of Company and shall be immediately disclosed and assigned to Company. Consistent with the above present assignment, Consultant agrees to execute such further documents and to do such further acts as may be reasonably necessary to perfect, register or enforce Company’s ownership of any such Work Product. Consultant hereby appoints Company as Consultant’s attorney-in-fact (this appointment being irrevocable and coupled with an interest) to execute such documents on Consultant’s behalf. Consultant hereby agrees that Company shall have the right to publish, in its sole discretion, such Work Product. All Work Product created hereunder shall be done on a “WORKS FOR HIRE” basis.

7. Representations and Warranties. Consultant represents and warrants that all Services provided under this Agreement shall be original and independently provided without use of any other third party’s equipment, facilities, funding, or intellectual property rights.

8. Independent Contractor. Consultant will perform all obligations under this Agreement as an independent contractor, and not as an agent, employee or representative of Company. Consultant agrees not to purport to represent Company in any unauthorized capacity, or act on Company’s behalf outside of the terms of this Agreement. Consultant hereby waives and shall indemnify and hold Company harmless from and against any and all claims for employment taxes or benefits, if any, with respect to the Services performed hereunder.

9. Company Property, Policies, Systems and Security.

(a) Unless the Company directs otherwise, Consultant shall use Consultant’s own equipment and materials to provide the Services. To the extent any equipment (e.g., cell phones, laptops, mifi, monitors, printers, storage devices, projectors, keys, badges, desks, storage cabinets, safes, data processing systems, and communications equipment) or documents or other tangible materials (whether originals, copies, or abstracts, and including, without limitation, outstanding quotations, books, records, manuals, files, training materials, calling or business cards, credit cards, correspondence, computer printout documents, contracts, orders, messages, phone and address lists, memoranda, notes, work papers, agreements, drabs, invoices and receipts) (collectively “Company Property”) are provided by the Company to Consultant to enable Consultant to perform the Services, Consultant understands and agrees that (i) all such Company Property shall remain the exclusive property of the Company; (ii) Consultant shall gain no ownership interest in the Company Property; and (iii) Consultant shall return all Company Property to the Company immediately upon expiration or termination of this Agreement.

(b) Consultant agrees to comply with all Company policies applicable to the Services, including policies governing Company Property and Company’s hardware, software, and system resources (the “System”). The System and all data transmitted or received through it is exclusively the property of the Company. Consultant agrees and acknowledges that Consultant has no expectation of privacy regarding data or any communications via the System. Company may monitor, intercept, and/or review all data transmitted, received, or downloaded in or from the System. Consultant shall not use, give or enable unauthorized access to the System. Consultant shall not view, upload or post explicit or illegal material in or through the System, including malicious sites that contain pornographic images or content, promote personal political interests, or endorse groups, gambling, crypto-mining or any other unauthorized or illegal use of Company equipment or the System. Consultant shall not engage in any activity that interferes with the System’s optimal operation. Unless the Parties have executed a separate Business Associate Agreement, Consultant shall not store, duplicate, or transfer any data or protected health information on non-Company approved or non-encrypted devices.

10. Assignment. This Agreement will not be assignable nor will the performance of obligations hereunder be delegable without the prior written consent of Company.

11. Applicable Law. Except for issues or matters as to which federal law is applicable, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah without giving effect to the conflicts of law principles thereof.

12. Mutual Agreement to Arbitrate; Venue; JURY WAIVER. Any dispute or controversy arising out of or relating to this Agreement, Consultant’s engagement, or termination thereof, other than injunctive relief, will be settled exclusively by arbitration, conducted before a single arbitrator in Salt Lake City, Utah in accordance with, and pursuant to, the Streamlined Arbitration Rules & Procedures of JAMS (“JAMS”), a copy of which rules, which are available at https://www.jamsadr.com/ rules-streamlined-arbitration, have been reviewed by Consultant in their current form. The arbitrator shall have the power to take interim measures, and to rule on such arbitrator’s own jurisdiction, including on any objections with respect to the existence, scope or validity of this arbitration clause. The arbitration shall be conducted on a strictly confidential individual basis only with each Party waiving any rights to bring a class or collective action. Neither Party shall disclose the existence of a claim, the nature of a claim, any documents, exhibits, or information exchanged or presented in connection with such a claim, or the result of any action (collectively, “Arbitration Materials”), to any third party, except as required by law, with the sole exception of their legal counsel and parties engaged by that counsel to assist in the arbitration process, who also shall be bound by these confidentiality terms. The arbitrator shall be authorized to issue any award, relief or other remedy which a court of competent jurisdiction would be entitled to issue. The arbitrator shall issue a written decision, which decision shall include a statement of the essential findings and conclusions on which any arbitral award is based. The decision of the arbitrator will be final and binding upon the Parties hereto. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction. Either Party may commence litigation in court to obtain injunctive relief in aid of arbitration, to compel arbitration, or to confirm or vacate an award, to the extent authorized by the Federal Arbitration Act or applicable state law. The Company and Consultant shall equally split the JAMS administrative fees and the arbitrator’s fee and expenses. Each Party shall be responsible for its own attorneys’ fees and costs (including experts’ fees) in the arbitration. Consultant and the Company each agree that any arbitration will be conducted only on an individual basis and that no dispute between the Parties relating to this Agreement may be consolidated or joined with a dispute between any other employee, contractor, or consultant and the Company or any of its affiliates, nor may Consultant seek to bring their dispute on behalf of other employees, independent contractors or consultants of the Company or any of its affiliates as a class or collective action. The Parties agree to take all steps necessary to protect the confidentiality of the Arbitration Materials in connection with any such proceeding, agree to file all Confidential Information (and documents containing Confidential Information) under seal, and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, CONSULTANT AND THE COMPANY HEREBY WAIVE

AND COVENANT THAT CONSULTANT AND THE COMPANY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THE COMPANY OR ANY OF ITS AFFILIATES OR CONSULTANT MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY AND ITS AFFILIATES, ON THE ONE HAND, AND CONSULTANT, ON THE OTHER HAND, IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN SUCH PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THAT ANY PROCEEDING PROPERLY HEARD BY A COURT UNDER THIS AGREEMENT WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

13. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement. Facsimile and electronic signatures shall be accepted as originals.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective for all purposes as of the Effective Date.

SERA PROGNOSTICS, INC.:

By:	/s/ Evguenia Lindgardt
Name:	Evguenia Lindgardt
Title:	President and Chief Executive Officer

CONSULTANT:

By:	/s/ Austin Aerts
Name:	Austin Aerts

Signed on August 19, 2026

EXHIBIT A

Statement of Work #1

Service(s)/Deliverable(s): [***]

Compensation: Company will pay for Services at an hourly rate of $375/hour, up to a maximum of 20 hours per week without Company’s advance written approval.

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